Exhibit 21.1

Subsidiaries of Aleris International, Inc.

as of April 2, 2007

	Subsidiary	State or other jurisdiction of incorporation or organization
1.	Alchem Aluminum, Inc.	Delaware
2	Alchem Aluminum Shelbyville Inc.	Delaware
3.	Aleris Aluminum Austria GmbH f/k/a Corus Aluminium Verkauf GmbH	Austria
4.	Aleris Aluminum Bitterfeld GmbH f/k/a Corus Aluminium Profiltechnik Bitterfeld GmbH	Germany
5.	Aleris Aluminum Bonn GmbH f/k/a Corus Aluminium Profiltechnik Bonn GmbH	Germany
6.	Aleris Aluminum Canada Holding 2, Inc. f/k/a Corus Aluminium Inc.	Canada
7.	Aleris Aluminum Canada L.P. f/k/a Corus L.P.	Canada
8.	Aleris Aluminum Denmark ApS	Denmark
9.	Aleris Aluminum Duffel BVBA f/k/a Corus Aluminium BVBA	Belgium
10.	Aleris Aluminum Europe, Inc. f/k/a Hoogovens Aluminium Europe Inc.	Delaware
11.	Aleris Aluminum France SAS	France
12.	Aleris Aluminum GmbH f/k/a Corus Aluminium GmbH	Germany
13.	Aleris Aluminum Italy Srl f/k/a Corus Aluminium Rolled Products, Italia Srl	Italy
14.	Aleris Aluminum Japan, Ltd. f/k/a Corus Aluminium Japan, Ltd.	Japan
15.	Aleris Aluminum Koblenz GmbH f/k/a Corus Aluminium Walzprodukte GmbH	Germany
16.	Aleris Aluminum Netherlands B.V. f/k/a Corus Aluminium Rolled Products B.V.	Netherlands
17.	Aleris Aluminum Sales Europe GmbH f/k/a Aleris Aluminium Products GmbH	Germany
18.	Aleris Aluminum Service Center NV f/k/a Corus Aluminium Service Center NV	Belgium
19.	Aleris Aluminum Spain, S.A. f/k/a Corus Aluminium Espana SA	Spain
20.	Aleris Aluminum UK Limited	United Kingdom
21.	Aleris Aluminum U.S. Sales, Inc. f/k/a Corus Aluminium Corp.	Delaware
22.	Aleris Aluminum Vogt GmbH f/k/a Corus Aluminium Profiltecknik GmbH	Germany
23.	Aleris Aluminum Vogt GmbH [sp z.o.o.] f/k/a Corus Aluminium Profiltechnik GmbH sp. z o.o.	Poland
24.	Aleris Asia Pacific International (Barbados) Ltd.	Barbados
25.	Aleris Asia Pacific Limited	Hong Kong
26.	Aleris Asia Pacific Zinc (Barbados) Ltd.	Barbados
27.	Aleris Belgium BVBA	Belgium
28.	Aleris Blanking and Rim Products, Inc. (formerly Indiana Aluminum Inc.)	Indiana
29.	Aleris Deutschland Beteiligungsunternehmen Duffel GmbH	Germany
30.	Aleris Deutschland Holding GmbH	Germany
31.	Aleris Deutschland Vier GmbH Co KG	Germany
32.	Aleris Deutschland Vierte Verwaltungs GmbH[1]	Germany
33.	Aleris do Brasil Holding Ltda. (formerly IMCO Brazil Holding Ltda.)	Brazil
34.	Aleris Gibraltar Limited	Gibraltar
35.	Aleris Global Luxembourg S.a.r.l	Luxembourg
36.	Aleris Holding Belgium BVBA	Belgium
37.	Aleris Holding Canada Limited	Canada
38.	Aleris Holding Luxembourg S.a.r.l	Luxembourg
39.	Aleris Holding Luxembourg S.a.r.l & Co. KG	Germany
40.	Aleris Hylite B.V. f/k/a Corus Hylite B.V.	Netherlands
41.	Aleris Inc.	Delaware

[1]	50% owned.

	Subsidiary	State or other jurisdiction of incorporation or organization
42.	Aleris Latasa Reciclagem S.A.	Brazil
43.	Aleris Luxembourg S.a.r.l	Luxembourg
44.	Aleris Mexico, S. de R.L. de C.V. (formerly IMCO Reciclaje de Mexico, S. de R.L. de C.V.)	Mexico
45.	Aleris New Gibraltar Limited	Gibraltar
46.	Aleris Nuevo Leon, S. de R.L. de C.V. (formerly IMCO Reciclaje de Nuevo Leon, S. de R.L de C.V.)	Mexico
47.	Aleris Ohio Management, Inc.	Delaware
48.	Aleris Reciclagem Ltda. (formerly IMCO Reciclagem de Materiais Indústria e Comércio Ltda.)	Brazil
49.	Aleris Reciclaje Servicios Administrativos, S. de R.L. de C.V. (formerly IMCO Reciclaje Servicios Administrativos, S. de R.L. de C.V.)	Mexico
50.	Aleris Reciclaje Servicios de Manufactura, S. de R. L. de C.V. (formerly IMCO Reciclaje Servicios de Manufactura, S. de R.L. de C.V.)	Mexico
51.	Aleris Recycling (German Works) GmbH f/k/a VAW-IMCO Guß und Recycling GmbH	Germany
52.	Aleris Recycling Holding B.V. f/k/a IMCO Recycling Holding B.V.	Netherlands
53.	Aleris Recycling Netherlands B.V.	Netherlands
54.	Aleris Recycling (Swansea) Ltd. f/k/a IMCO Recycling (UK) Ltd.	United Kingdom
55.	Aleris (Shanghai) Trading Co. Ltd.	China
56.	Aleris South America Ltda.	Brazil
57.	Aleris Switzerland GmbH	Switzerland
58.	Aleris Technology (Netherlands) BV	Netherlands
59.	Aleris US Zinc (Changshu) Co. Ltd.	China
60.	Alerisalu Aluminum Portugal, Unipessoal, Lda. (formerly Hoogovens Aluminium Portugal Lda.)	Portugal
61.	ALSCO Holdings, Inc.	Delaware
62.	ALSCO Metals Corporation	Delaware
63.	Alumitech, Inc.	Delaware
64.	Alumitech of Cleveland, Inc.	Delaware
65.	Alumitech of Wabash, Inc.	Indiana
66.	Alumitech of West Virginia, Inc.	Delaware
67.	AWT Properties, Inc.	Ohio
68.	BUG-Alutechnik GmbH	Germany
69.	CA Lewisport, LLC	Delaware
70.	CI Holdings, LLC	Delaware
71.	Commonwealth Aluminum, LLC	Delaware
72.	Commonwealth Aluminum Concast, Inc.	Ohio
73.	Commonwealth Aluminum Lewisport, LLC	Delaware
74.	Commonwealth Aluminum Metals, LLC	Delaware
75.	Commonwealth Aluminum Sales Corporation	Delaware
76.	Commonwealth Aluminum Tube Enterprises, LLC	Delaware
77.	Commonwealth Financing Corp.	Delaware
78.	Commonwealth Industries, Inc.	Delaware
79.	Corus Aluminium Extrusions Tianjin Co Ltd[2]	China
80.	Corus Aluminium Japan Ltd.	Japan
81.	Duinlust Grundstucks GmbH	Germany
82.	Dutch Aluminum C.V.	Netherlands
83.	E Street Acquisition Corporation	Delaware
84.	ETS Schaefer Corporation	Ohio
85.	Grundstucksverwaltungsgesellschaft Objekt Wallershein GmbH	Germany
86.	Gulf Reduction Corporation	Delaware
87.	Hoogovens Aluminium Portugal Lda	Portugal
88.	IMCO Indiana Partnership L.P.	Indiana
89.	IMCO International, Inc.	Delaware

[2]	61% owned.

	Subsidiary	State or other jurisdiction of incorporation or organization
90.	IMCO Investment Company	Delaware
91.	IMCO Management Partnership L.P.	Texas
92.	IMCO Recycling of California, Inc.	Delaware
93.	IMCO Recycling of Idaho Inc.	Delaware
94.	IMCO Recycling of Illinois Inc.	Illinois
95.	IMCO Recycling of Indiana Inc.	Delaware
96.	IMCO Recycling of Michigan L.L.C.	Delaware
97.	IMCO Recycling of Ohio Inc.	Delaware
98.	IMCO Recycling of Utah Inc.	Delaware
99.	IMCO Recycling Services Company	Delaware
100.	IMCO Recycling (UK) Ltd.	England
101.	IMSAMET, Inc.	Delaware
102.	Imsamet of Arizona[3]	Arizona
103.	Interamerican Zinc, Inc.	Delaware
104.	MetalChem Handel GmbH	Germany
105.	MetalChem, Inc.	Pennsylvania
106.	Midwest Zinc Corporation	Delaware
107.	Rock Creek Aluminum, Inc.	Ohio
108.	Silver Fox Holding Corp.	Delaware
109.	U.S. Zinc Corporation	Delaware
110.	U.S. Zinc Export Corporation	Texas
111.	Western Zinc Corporation	California

[3]	70% owned.